Exhibit 3.66(a)
[ILLEGIBLE] MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
(FOR BUREAU ONLY)
[ILLEGIBLE]
[ILLEGIBLE]
517-663-2525 Ref # 41/19 Attn: Chery 1. J. Bixby MICHIGAN RUNNER SERVICE P. O. Box 266
Eaton Rapids, MI 48827 Effective Date: [ILLEGIBLE] ARTICLES OF INCORPORATION For use by Domestic Profit Corporation
(Please Read information and Instructions on the last page)
[ILLEGIBLE] to the provisions of Act 284.Public Acts of 1972, the undersigned corporation executes the following Articles:
ARTICLE I The name of the corporation is:
USP Michigan, Inc.
ARTICLE II
The purpose or purposes for which the [ILLEGIBLE] is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
ARTICLE III The total authorized shares:
1. Common Shares 1,000
Preferred Shares
2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
ARTICLE IV
1. The address of the registered office is:
30600 Telegraph Road Bingham Farms Michigan48025 (City) (Zip code)
2. [ILLEGIBLE] mailing address of the registered office, if different then above:
3. [ILLEGIBLE] name of the resident [ILLEGIBLE] at the registered office is: The Corporation Company
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ARTICLE V
The name(s) and address(es) of the incorporator(s) lc(are) as follows:
Name Residence or Business Address
Alex Jenkins 15305 Dallas Parkway, Ste. 1600, Addison, TX 75001
ARTICLE VI (Optional, Delete if not applicable)
When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or an application of a receiver appointed for the corporation, may and/or a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization. If sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII (Optional, Delete if not applicable)
Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting without prior notice and without a vote, if contents in writing, [ILLEGIBLE] forth the action so taken, are signed by the holders, of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within [ILLEGIBLE] days after the record date for, written determining shareholders entitled to express consent to or to dissent from a proposal without a meeting consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered officer, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail. Return receipt requested.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given a shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must complay with Section 407(3).
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[ILLEGIBLE]
The space below for additional Articles or for continuation of previous Articles.
Please identify any Article being continued or added. Attach additional pages if needed.
1.(we). The Incorporator(s) sign my (our) name(s) this 29 day of March 2004.
[ILLEGIBLE]]
Alex Jenkins
GOLD SEAL APPEARS ONLY ON ORIGINAL